Exhibit 2.3



                               AMENDMENT NO. 1 TO

             AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 5, 1996


      This Amendment No. 1 (this "Amendment"), dated as of September 27, 1996, is entered into by and between First Essex Bank, FSB ("Savings Association") and Pelham Bank and Trust Company ("Bank").

1.    AGREEMENT AND PLAN OF MERGER

      Reference is made to the Agreement and Plan of Merger dated as of August 5, 1996 by and between Savings Association and Bank (the "Original Agreement"). Capitalized terms used in this Amendment, which are defined in the Original Agreement and are not otherwise defined herein, are used in this Amendment with the meanings ascribed to them in the Original Agreement. The Original Agreement as amended by this Amendment is and shall continue to be in full force and effect and shall not be affected by this Amendment except and only to the extent specified herein.

2.    AMENDMENTS TO ORIGINAL AGREEMENT

      2.1 Amendment to Section 1.06 - Effective Time; Conditions. Section 1.06 of the Original Agreement shall be and hereby is amended and restated in its entirety to read as follows:

            1.06 Effective Time; Conditions. If all of the conditions precedent set forth in Article VI of the Agreement have been satisfied or waived, with the exception of the consummation of the Merger, and this Plan of Merger is not terminated under Section 3.01 hereof, immediately prior to the consummation of the Acquisition Merger, Articles of Combination with respect to the Merger shall be prepared by Savings Association and Bank and filed and recorded with the Executive Secretary of the Office of Thrift Supervision pursuant to Section 12 C.F.R. ss. 552.13(j). The Merger shall become effective at, and the Effective Time shall be, the date and time at which the Articles of Combination are endorsed by the Executive Secretary of the Office of Thrift Supervision (such date and time is herein referred to as the "Effective Time").

      2.2 Amendment to Section 4.01 - Conditions to Merger. Section 4.01 of the Original Agreement shall be and hereby is amended in part by deleting subsection 4.01(e) in its entirety and substituting a period at the end of subsection 4.01(d) in place of the semi-colon previously set forth thereat.

3.    MISCELLANEOUS

      3.1 Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof, and applicable federal law.



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      3.2  Counterparts.   This  Amendment  may  be  executed  in  two  or  more
counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

      3.3 Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      3.4 Entire Agreement. The Original Agreement, as amended by this Amendment, including the documents and other writings referred to therein or herein or delivered pursuant thereto or hereto, contains the entire agreement and understanding of the parties with respect to the Merger. There are no restrictions, agreements, promises, warranties, covenants or undertakings pertaining to the Merger between the parties other than those expressly set forth herein or therein. The Original Agreement, as amended by this Amendment, supersedes all prior agreements and understandings between the parties, both written and oral, with respect to the Merger.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as a sealed instrument as of the day and year first above written.


                                    FIRST ESSEX BANK, FSB


                                    By:   /s/Leonard A. Wilson
                                          Leonard A. Wilson, President
Attest:


/s/William F. Burke
William F. Burke, Secretary

                                    PELHAM BANK AND TRUST COMPANY


                                    By:   /s/Brian W. Thompson
                                          Brian W. Thompson, President
Attest:


/s/Irving J. Goss
Irving J. Goss
Executive Vice President and
Chief Financial Officer